                                                            Registration No. 33-
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                 _____________

                                   FORM S-3

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                 ____________
                       TEXAS UTILITIES ELECTRIC COMPANY
            (Exact Name of Registrant as Specified in Its Charter)

            TEXAS                                     75-1837355
(State or Other Jurisdiction           (I.R.S.Employer Identification Number)
of Incorporation or Organization)

                                 ENERGY PLAZA
                               1601 BRYAN STREET
                              DALLAS, TEXAS 75201
                                (214) 812-4600
  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)

  ROBERT A. WOOLDRIDGE, ESQ.             PETER B. TINKHAM                  ROBERT J. REGER, JR., ESQ.
     WORSHAM, FORSYTHE &                     SECRETARY                         REID & PRIEST LLP
      WOOLDRIDGE, L.L.P.          TEXAS UTILITIES ELECTRIC COMPANY           40 WEST 57TH STREET
ENERGY PLAZA, 1601 BRYAN STREET   ENERGY PLAZA, 1601 BRYAN STREET         NEW YORK, NEW YORK 10019
    DALLAS, TEXAS 75201                 DALLAS, TEXAS 75201                    (212) 603-2000
      (214) 979-3000                      (214) 812-4600

 (Names, Addresses, Including Zip Codes, and Telephone Numbers, Including Area
                         Codes, of Agents For Service)

                                _______________

 IT IS RESPECTFULLY REQUESTED THAT THE COMMISSION SEND COPIES OF ALL NOTICES,
                         ORDERS AND COMMUNICATIONS TO:

                            STEPHEN K. WAITE, ESQ.
                      WINTHROP, STIMSON, PUTNAM & ROBERTS
                            ONE BATTERY PARK PLAZA
                           NEW YORK, NEW YORK 10004
                                (212) 858-1000

                                --------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this registration statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. [_]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [_]

                        CALCULATION OF REGISTRATION FEE

========================================================================================================
                                                         Proposed           Proposed
          Title of each                   Amount         maximum            maximum          Amount of
       class of securities                to be      offering price       aggregate       registration
        to be registered                registered    per unit (1)     offering price (1)      fee
-------------------------------------------------------------------------------------------------------
Secured Facility Bonds............     $81,595,000       100%           $81,595,000       $28,136.40
=======================================================================================================

(1)   Estimated solely for the purpose of calculating the registration fee.


          THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

PROSPECTUS     SUBJECT TO COMPLETION, DATED AUGUST 18, 1995

$81,595,000

SECURED FACILITY BONDS

The Secured Facility Bonds (Bonds) will be secured, as described herein, by a lien on and security interest in the Permian Basin Facility and the DeCordova Facility (Facilities) and rights under the Lease described herein relating to the Facilities and will be payable from basic rentals and certain other amounts to be paid under such Lease by

TEXAS UTILITIES ELECTRIC COMPANY

The Bonds will be issued by Shawmut Bank Connecticut, National Association (formerly known as Connecticut National Bank), not individually but solely as owner trustee (Lessor) under a Trust Agreement dated as of December 1, 1988, as supplemented (Trust Agreement), in order to refinance the initial series of Secured Facility Bonds issued by the Lessor on December 6, 1989. Texas Utilities Electric Company (TU Electric) will be unconditionally obligated to make basic rental and certain other payments in amounts which will be at least sufficient to pay in full, when due, all scheduled payments of principal of, premium, if any, and interest on the Bonds, although the Bonds will not be direct obligations of or guaranteed by TU Electric.

For Bonds for which this Prospectus is being delivered (Offered Bonds), the aggregate principal amount of the issue, interest rates, maturities, redemption terms and other special terms of the Offered Bonds will be set forth in an accompanying Prospectus Supplement (Prospectus Supplement).

The Bonds will be secured by a lien on and security interest in the Facilities, and subject to certain exceptions, the rights of the Lessor under the Lease, including the right to receive basic rentals and certain other amounts payable by TU Electric thereunder. (See SECURITY AND SOURCE OF PAYMENT FOR THE BONDS, DESCRIPTION OF THE BONDS, DESCRIPTION OF THE INDENTURE and DESCRIPTION OF THE LEASE.)

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR BY ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


The Offered Bonds will be offered subject to prior sale, when, as and if accepted by the Underwriters named herein, and subject to approval of certain legal matters by Winthrop, Stimson, Putnam & Roberts, counsel for the Underwriters, and certain other conditions. The net proceeds from the sale of the Offered Bonds, and any applicable commissions, will be set forth in the Prospectus Supplement.



SALOMON BROTHERS INC                                MORGAN STANLEY & CO.
                                                           INCORPORATED

The date of this Prospectus is          , 1995.

                             AVAILABLE INFORMATION

     TU Electric is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (1934 Act), and in accordance therewith files reports and other information with the Securities and Exchange Commission (Commission). Such reports and other information filed by TU Electric can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: Chicago Regional Office, 500 West Madison, 14th Floor, Chicago, Illinois and New York Regional Office, 7 World Trade Center, 13th Floor, New York, New York. Copies of such material can also be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Certain Depositary Shares representing shares of cumulative preferred stock of TU Electric are listed on the New York Stock Exchange, where reports and other information concerning TU Electric may be inspected.

     Securityholders of TU Electric may obtain, upon request, copies of an Annual Report on Form 10-K containing financial statements as of the end of the most recent fiscal year audited and reported upon (with an opinion expressed) by independent auditors.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents, which have been filed by TU Electric with the Commission pursuant to the 1934 Act, are incorporated herein by reference:

     1. Annual Report on Form 10-K for the year ended December 31, 1994 (1994 10-K).

     2. Quarterly Reports on Form 10-Q for the quarters ended March 31, 1995 and June 30, 1995.

     All documents subsequently filed by TU Electric pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act and prior to the termination of the offering hereunder shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. The documents which are incorporated by reference or deemed to be incorporated by reference in this Prospectus are sometimes hereinafter referred to as the "Incorporated Documents."

     Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     TU ELECTRIC HEREBY UNDERTAKES TO PROVIDE WITHOUT CHARGE TO EACH PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM A COPY OF THIS PROSPECTUS HAS BEEN DELIVERED, UPON WRITTEN OR ORAL REQUEST OF ANY SUCH PERSON, A COPY OF ANY OR ALL OF THE INCORPORATED DOCUMENTS REFERRED TO ABOVE, OTHER THAN EXHIBITS TO SUCH DOCUMENTS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE INTO SUCH DOCUMENTS. REQUESTS FOR SUCH COPIES SHOULD BE DIRECTED TO PETER B. TINKHAM, SECRETARY, TEXAS UTILITIES ELECTRIC COMPANY, ENERGY PLAZA, 1601 BRYAN STREET, DALLAS, TEXAS 75201, TELEPHONE NUMBER (214) 812-4600.

                                  TU ELECTRIC

     TU Electric was incorporated under the laws of the State of Texas in 1982 and has perpetual existence under the provisions of the Texas Business Corporation Act. TU Electric is an electric utility engaged in the generation, purchase, transmission, distribution and sale of electric energy wholly within the State of Texas. The principal executive offices of TU Electric are located at Energy Plaza, 1601 Bryan Street, Dallas, Texas 75201; the telephone number is
(214) 812-4600.

     TU Electric is the principal subsidiary of Texas Utilities Company (Texas Utilities). The other electric utility subsidiary of Texas Utilities is Southwestern Electric Service Company, which is engaged in the purchase, transmission, distribution and sale of electric energy in ten counties in the eastern and central parts of Texas with a population estimated at 125,000. Texas Utilities also has five other subsidiaries which perform specialized functions within the Texas Utilities Company System: Texas Utilities Fuel Company owns a natural gas pipeline system, acquires, stores and delivers fuel gas and provides other fuel services at cost for the generation of electric energy by TU Electric; Texas Utilities Mining Company owns, leases and operates fuel production facilities for the surface mining and recovery of lignite at cost for the generation of electric energy by TU Electric; Texas Utilities Properties Inc. owns, leases and manages real and personal properties; Texas Utilities Communications Inc. was organized to provide access to advanced telecommunications technology, primarily for the System Companies' expected expanding energy services business in the future; and Texas Utilities Services Inc. provides financial, accounting, information technology, personnel, procurement and other administrative services at cost.

     TU Electric's service area covers the north central, eastern and western parts of Texas, with a population estimated at 5,730,000 - about one-third of the population of Texas. Electric service is provided in 91 counties and 372 incorporated municipalities, including Dallas, Fort Worth, Arlington, Irving, Plano, Waco, Mesquite, Grand Prairie, Wichita Falls, Odessa, Midland, Carrollton, Tyler, Richardson and Killeen. The area is a diversified commercial and industrial center with substantial banking, insurance, communications, electronics, aerospace, petrochemical and specialized steel manufacturing, and automotive and aircraft assembly. The territory served includes major portions of the oil and gas fields in the Permian Basin and East Texas, as well as substantial farming and ranching sections of the State. It also includes the Dallas-Fort Worth International Airport and the Alliance Airport.

                                USE OF PROCEEDS

     The proceeds from the issuance of the Bonds will be used by the Lessor to refund, in one or more series, $81,595,000 principal amount of Secured Facility Bonds, Initial Series, 10.35% due January 1, 2018 (Refunded Bonds). The redemption premium payable upon redemption of the Refunded Bonds and the expenses and underwriting commission with respect to the issuance of the Bonds will be paid by TU Electric and not from the proceeds from the issuance of the Bonds.

                     OWNERSHIP AND LEASE OF THE FACILITIES

     The Lessor purchased and holds the Permian Basin Facility located in Ward County near Monahans, Texas (Permian Basin Facility) and the DeCordova Facility located in Hood County near Granbury, Texas (DeCordova Facility) (together with the Permian Basin Facility, the "Facilities") in trust for the benefit of the settlor and beneficiary under the Trust Agreement (Owner Participant). TU Electric has leased the Facilities pursuant to a Lease Agreement dated as of December 1, 1989, as amended and supplemented (Lease), for a term expiring June 30, 2018 on a net lease basis. The Facilities and interests in the land underlying the Facilities, which TU Electric has leased to the Lessor pursuant to an Assignment, Amendment and Restatement of the Permian Basin Ground Lease and an Assignment,

Amendment and Restatement of the DeCordova Ground Lease, each dated as of December 1, 1989 (Ground Leases), are sometimes referred to herein collectively as the "Leased Assets." The Permian Basin Facility is composed of two gas-fired combustion turbine peaking units. The Permian Basin Facility relies on existing common facilities at the site. The DeCordova Facility is composed of four gas-fired combustion turbine peaking units together with certain common facilities. Both the Permian Basin Facility and the DeCordova Facility are connected to TU Electric's transmission system. The Permian Basin Facility was placed in service for tax purposes in October 1989 and has a nominal rating of 130 MW. The DeCordova Facility was placed in service for tax purposes in November 1989 and has a nominal rating of 260 MW.

     The Bonds will be issued pursuant to the Trust Indenture, Security Agreement and Mortgage, dated as of December 1, 1989, as amended and supplemented (Indenture), from the Lessor to American National Bank and Trust Company of Chicago, as indenture trustee (Trustee). Pursuant to the Indenture, the Trustee, for the benefit of the holders of all the bonds, including the Bonds, issued under the Indenture, obtained a lien on and a security interest in the Facilities and the Lessor's rights to receive basic rentals and certain other amounts payable by TU Electric.

     The basic documents underlying the sale and lease transactions are sometimes referred to herein as the "Operative Documents." In addition to the Trust Agreement, the Lease, the Ground Leases and the Indenture, the Operative Documents consist of the Participation Agreement dated as of December 1, 1988, as amended and restated pursuant to an Amended and Restated Participation Agreement, dated as of November 28, 1989 (Participation Agreement) (which sets forth the obligations of the parties to the sale and lease transactions), the Deed and Bill of Sale relating to the Permian Basin Facility and the Deed and Bill of Sale relating to the DeCordova Facility, the Bonds, the Tax Indemnity Agreement dated as of December 1, 1989 (Tax Indemnity Agreement) (whereby TU Electric indemnifies the Owner Participant with respect to certain tax liabilities), the Facility Agreement dated as of December 1, 1989 with respect to the Permian Basin Facility and the Facility Agreement dated as of December 1, 1989 with respect to the DeCordova Facility (Facility Agreements) (whereby TU Electric agrees to provide certain facilities and services for the operation of the Facilities after the termination of the Lease).

             FLOW OF FUNDS FOR DEBT SERVICE PAYMENTS ON THE BONDS


              [A FLOWCHART DESCRIBING THE FLOW OF FUNDS FOR DEBT
                  SERVICE PAYMENTS ON THE BONDS APPEARS HERE]


                  SECURITY AND SOURCE OF PAYMENT FOR THE BONDS

     The Bonds, which will be without recourse to the general credit of the Lessor or the Owner Participant and will not be direct obligations of, or guaranteed by, TU Electric, will be payable from and secured by, among other things, a lien on and security interest in the Leased Assets, and, subject to certain exceptions, the rights of the Lessor under the Lease, including the right to receive basic rentals and certain other amounts thereunder. The Lease requires that payments of basic rent and certain other amounts be made by TU Electric in such amounts as will be sufficient to provide for the payment, when due, of the scheduled payments of principal of, premium, if any, and interest on all of the Bonds. In addition, the Lease requires that basic rent payments together with payments of Casualty Value (as specified in the Lease), Termination Value (as specified in the Lease) and certain other amounts be made in such amounts and at such times as will be sufficient for the payment, when due, of the mandatory prepayments of principal of, premium, if any, and interest on all of the Bonds as described under DESCRIPTION OF THE INDENTURE. The Lease is a net lease pursuant to which TU Electric is unconditionally obligated to make all payments thereunder without any right of counterclaim, setoff, deduction or defense. See DESCRIPTION OF THE INDENTURE - "Security and Source of Payment for the Bonds" and DESCRIPTION OF THE LEASE - "Net Lease/Maintenance." If a Lease Default (as defined herein) shall have occurred and be continuing, remedies may be exercised as described under DESCRIPTION OF THE LEASE - "Lease Default; Lessor's Remedies" and DESCRIPTION OF THE INDENTURE.

     If an Indenture Default (as defined herein) shall have occurred and be continuing at a time when there shall not have occurred and be continuing a Lease Default, remedies may be exercised as described under DESCRIPTION OF THE INDENTURE. In such a case, the exercise of such remedies will not disturb TU Electric's quiet use and enjoyment of the Facilities or require prepayment of basic rent, Casualty Value or Termination Value.

     In certain instances, upon its purchase of the Facilities or other termination of the Lease, TU Electric may elect to assume the Bonds, in which event the Bonds will continue to be secured by the Facilities and will become the unconditional obligations of TU Electric. See DESCRIPTION OF THE LEASE - "Purchase Options and Termination Options" and -"Events of Loss."

     Under certain conditions, additional bonds (Additional Bonds) may be issued under the Indenture (i) for the purpose of redeeming any series of bonds, including the Bonds, previously issued under the Indenture and (ii) to provide funds for all or a portion of certain alterations, modifications, additions or improvements to the Facilities, subject to certain limitations. See DESCRIPTION OF THE INDENTURE -"Additional Bonds."

                           DESCRIPTION OF THE BONDS

     The statements under this caption are summaries and do not purport to be complete. The summaries are qualified in their entirety by reference to the Indenture, a copy of which has been included as an exhibit to the registration statement of which this Prospectus is a part (Registration Statement).

GENERAL

     The Bonds will be issued under the Indenture. Although the Bonds will not be direct obligations of or guaranteed by TU Electric, TU Electric will be the "issuer" of the Bonds for purposes of the 1933 Act and the 1934 Act.

     The Bonds will be issued in registered form in original principal denominations of $1,000 or any integral multiples thereof. Since the principal of each Bond will be subject to payment from time to time without surrender of, or notation on, the Bond, the unpaid principal amount of each Bond as reflected on the bond register maintained by the Trustee shall be controlling and binding on each holder with respect to the actual unpaid principal amount of a Bond as of any date. Bonds may be surrendered for registration of transfer or exchange for Bonds of the same series and maturity in Chicago, Illinois at the office of The First National Bank of Chicago, the initial bond registrar or in the City of New York, at the office of The First Chicago Trust Company of New York, agent of the initial bond registrar. No service charge will be required in respect of transfers or exchanges, but payment may be required of taxes or other governmental charges that may be imposed in connection therewith.

PRINCIPAL AMOUNTS, INTEREST RATES AND PAYMENT

     The Offered Bonds will bear interest on the unpaid principal amount thereof from the date of their initial authentication at the rate per annum shown on the cover page of the Prospectus Supplement relating to such Offered Bonds for each stated maturity, payable semiannually on January 1 and July 1 in each year. Interest and principal installments will be paid to the persons in whose names such Offered Bonds are registered at the close of business on the 15th day of the calendar month next preceding each Installment Payment Date or interest payment date, as the case may be. If a scheduled Installment Payment Date or interest payment date is not a Business Day (as defined in the Indenture), payment will be made on the next Business Day with the same effect as though made on the scheduled date. Interest on any overdue principal, premium, if any, and (to the extent permitted by applicable law) any overdue interest will be payable, on demand, from the due date thereof at the rate per annum equal to the stated interest rate of such Offered Bonds of such stated maturity as shown on the cover page of the Prospectus Supplement relating to such Offered Bonds of such stated maturity for the actual period during which any such principal, premium or interest shall be overdue. All interest will be computed on the basis of a 360-day year consisting of twelve, 30-day months.

     The principal of the Bonds at stated maturity or upon mandatory redemption will be payable, upon presentment of the Bonds, in Chicago, Illinois at the office of The First National Bank of Chicago, the initial paying agent or in the City of New York, at the office of The First Chicago Trust Company of New York, agent of the initial paying agent. Interest and installments of principal will be paid by checks mailed on each interest payment date and Installment Payment Date, to the address of the person entitled thereto as shown on the bond register.

PRINCIPAL INSTALLMENT PAYMENTS

     With respect to each Installment Payment Date, the holder of an Offered Bond of a stated maturity will receive a payment of principal equal to such holder's pro rata share of the Installment Payment Amount for such installment payment date as described in the Prospectus Supplement relating to such Offered Bonds.

     In the event that there shall have been any partial redemption of the Bonds (other than pursuant to principal installment payments), the amount of each Installment Payment Amount subsequent to such redemption shall be reduced by an amount equal to the amount obtained by multiplying the amount of such Installment Payment Amount as in effect prior to such redemption by a fraction of which the numerator shall be the aggregate principal amount of the Bonds of such stated maturity redeemed pursuant to such partial redemption, and the denominator shall be the aggregate principal amount of the Bonds of such stated maturity outstanding immediately prior to such redemption.

     The Outstanding Balance Factor as of any Installment Payment Date is the quotient (rounded to the seventh decimal place) computed by dividing (i) the aggregate principal amount of Offered Bonds of a stated maturity remaining unpaid after the payment of the principal installment due on such Installment Payment Date, by (ii) the aggregate original principal amount of Offered Bonds of such stated maturity. The Outstanding Balance Factor for Offered Bonds of each stated maturity will initially be 1.000000; thereafter, the Outstanding Balance Factor for Offered Bonds of each stated maturity will decline as described in the Prospectus Supplement relating to such Offered Bonds to reflect installment payments, except in the event of any partial redemption due to a partial casualty or a default. The unpaid principal amount of a holder's Offered Bond can be determined by multiplying the original principal amount of such Offered Bond by the Outstanding Balance Factor for Offered Bonds of such stated maturity as of the applicable Installment Payment Date.

MANDATORY REDEMPTION

     The Bonds of each maturity shall be subject to mandatory redemption, at 100% of the unpaid principal amount thereof, together with interest accrued to the Redemption Date (as specified in the Indenture) upon the receipt by the Trustee from TU Electric of payment of the applicable Casualty Value under the Lease resulting from an Event of Loss (as hereinafter defined) under the Lease (unless, in connection with an Event of Loss described in clause (v) below, TU Electric assumes the Bonds then outstanding and all of the obligations of the Lessor under the Indenture and the Bonds and the Lessor shall transfer the Facilities to TU Electric), in the principal amount equal to the product of (a) the aggregate unpaid principal amount of the Bonds of such stated maturity then outstanding and (b) a fraction the numerator of which is the purchase price of the Facility to which such Event of Loss pertains and the denominator of which is the aggregate purchase price of the Facilities then subject to the lien of the Indenture. Events of Loss under the Lease consist of:

     (i) the loss of either Facility, in its entirety or substantially in its entirety, due to theft, disappearance, destruction or, in the good faith and reasonable opinion of TU Electric, damage beyond economic repair and or the loss of use of either Facility for a period reasonably anticipated to extend for at least 30 months (or such longer period not exceeding 60 months as may be required to repair or restore such Facility to use) for any such reasons;

     (ii) the receipt of insurance proceeds based upon an actual or constructive total loss with respect to either Facility;

     (iii) certain events of condemnation, confiscation or seizure or loss of title to either Facility or the ground interest relating thereto;

     (iv) shutdown of either Facility as a result of any laws, regulations or governmental orders for a period exceeding the lesser of (a) the remaining portion of the term of the Lease and (b) 60 months;

     (v) the Lessor or the Owner Participant, solely by reason of its participation in the sale and lease transactions, shall be deemed by any governmental authority to be, or shall become subject to regulation as, a Texas Public Utility, an "electric utility", a "public utility" or a "public utility holding company" or an affiliate of any of the foregoing and shall have sent written notice to TU Electric and the parties to the Participation Agreement that such person deems such regulation to be materially burdensome; or

     (vi)    the permanent shutdown of either Facility.

     The Offered Bonds shall be subject to redemption in whole but not in part, on or after the date set forth in the Prospectus Supplement relating to such Offered Bonds, at 100% of the unpaid principal amount thereof, together with interest accrued to the Redemption Date, upon the receipt by the Trustee of the applicable purchase price or Termination Value (either of which shall be in an amount sufficient to pay the Bonds) under the Lease as a result of an early termination of the Lease upon a determination by TU Electric that the Facilities are obsolete, surplus or uneconomic for TU Electric's purposes and will no longer be used by TU Electric, all as described in the Prospectus Supplement relating to such Offered Bonds.

OPTIONAL REDEMPTION

     The Offered Bonds are not subject to optional redemption at any time prior to their respective stated maturity dates.

PRO RATA PAYMENT

     If less than all of the unpaid principal amount of Bonds of a stated maturity are to be redeemed, the principal amount of Bonds to be redeemed shall be allocated among the holders thereof pro rata, in proportion, as nearly as practicable, to the respective unpaid principal amounts of Bonds of such stated maturity held by such holders. Each Installment Payment Amount shall be applied pro rata to Bonds of a stated maturity, in proportion, as nearly as practicable, to the respective unpaid principal amounts of Bonds of such stated maturity held by such holders.

NOTICE OF REDEMPTION

     Notice of redemption of the Bonds shall be given by first-class mail, mailed not less than 30 days prior to the Redemption Date, to each holder of the Bonds to be redeemed, at the holder's address appearing on the bond register.

                         DESCRIPTION OF THE INDENTURE

     The statements under this caption are summaries and do not purport to be complete. The summaries are qualified in their entirety by reference to the Indenture, a copy of which has been filed as an exhibit to the Registration Statement.

SECURITY AND SOURCE OF PAYMENT FOR THE BONDS

     The Bonds will be issued without recourse to the general credit of the Lessor or the Owner Participant and will be secured under the Indenture on a parity with other bonds which may be issued thereunder in the future. Such security will consist of, among other things, a lien on and security interest in: (i) the Leased Assets, (ii) the Lessor's rights under the Lease, including the right to receive basic rent and certain other amounts payable thereunder other than certain amounts payable to the Lessor which are not assigned as security, and (iii) with certain exclusions, the Lessor's rights under the Operative Documents.

     The Lease is a net lease under which TU Electric is unconditionally obligated to pay basic rent and certain other amounts which are at least sufficient to pay in full, when due, all scheduled payments of the principal of, premium, if any, and interest on all Bonds outstanding under the Indenture, without notice, demand, counterclaim, setoff, deduction or defense on the part of TU Electric.

     Under certain conditions, Additional Bonds are permitted to be issued by the Lessor under the Indenture (i) for the purpose of redeeming any previously issued series of bonds and (ii) to provide funds to finance a portion of the cost of any nonseverable alterations, modifications, additions and improvements to the Facilities. See DESCRIPTION OF THE INDENTURE - "Additional Bonds."

EVENTS OF DEFAULT, NOTICE AND WAIVER

     Events of default under the Indenture (Indenture Defaults) include: (i) default in the payment of any principal of, premium, if any, or interest on, any Bond when it becomes due and payable, and continuance of such default for a period of ten days; (ii) default in the performance, or breach of any covenant of TU Electric contained in the Indenture or of the Lessor or the Owner Participant contained in any Operative Document and continuance of such default or breach for a period of 30 days after notice thereof; provided, however, that such failure to perform or observe any such other covenant, condition or agreement shall not give rise to an Indenture Default if such failure is other than in the payment of money, and shall not materially adversely affect any material rights or interests of the holders of the Bonds or the Trustee in, to or under the Indenture or the Bonds and curative action shall have been instituted within such 30-day period and diligently pursued to completion; (iii) the occurrence and continuation of an "event of default" under the Lease (Lease Default), unless the Lease Default results from nonpayment of certain payments not assigned to the Trustee and the Lessor has not consented to the declaration of an Indenture Default in respect of such nonpayment; and (iv) certain events of bankruptcy, insolvency and reorganization relating to the Lessor.

     The Trustee, within 90 days after it shall know of the occurrence of a default under the Indenture, is required to mail to the holders of the Bonds notice thereof, unless such default shall have been cured or waived before the giving of such notice, provided that, except in the case of a default in the payment of principal of, premium, if any, or interest on, any Bond or in the payment of any installment with respect to the Bonds, the Trustee shall be protected in withholding such notice if, in good faith, it determines that the withholding of such notice is in the interests of the holders of the Bonds, and provided further, that in the case of a default specified in clause (ii) above, no such notice to holders shall be given until at least 30 days after the occurrence of such default. For all purposes of the Indenture, in the absence of actual knowledge of a responsible officer of the Trustee, the Trustee shall not be deemed to have knowledge of an Indenture Default (except the failure of TU Electric to pay any installment of basic rent when due) unless notified in writing by any holder of a Bond, the Owner Participant, the Lessor or TU Electric.

     During the continuance of any Indenture Default, either the Trustee or the holders of not less than 25% in aggregate unpaid principal amount of the Bonds outstanding, by written notice to the Lessor, the Owner Participant and TU Electric (and to the Trustee if given by the holders), may declare the unpaid principal amount of all of the Bonds outstanding and the interest accrued thereon to be immediately due and payable, but no such declaration will be made in the case of an Indenture Default which resulted directly from a failure by TU Electric to make a payment or to perform or observe any covenant under the Lease until such time as the Lessor has been given an opportunity to exercise its rights to cure such default under the Lease. See DESCRIPTION OF THE INDENTURE - "Rights of Lessor to Cure and Purchase Bonds."

     No holder of any Bond will have any right to institute any suit, action or proceeding at law or in equity or otherwise for the foreclosure of the Indenture, for the appointment of a receiver or for the enforcement of any remedy under the Indenture unless the Trustee has been given written notice of a continuing Indenture Default, the holders of not less than 25% in aggregate unpaid principal amount of the Bonds outstanding have made a written request to the Trustee and have offered indemnity as provided in the Indenture, the Trustee has failed to act for 60 days thereafter and no inconsistent direction has been given to the Trustee by the holders of a majority in aggregate unpaid principal amount of the Bonds outstanding during such 60-day period. Nothing contained in the Indenture, however, impairs or affects the rights of any holder of a Bond to enforce the payment of the unpaid principal of, premium, if any, and interest on, any Bond on or after the respective due dates thereof (or, in the case of redemption, on the Redemption Date).

     If an Indenture Default has occurred and is continuing, the holders of a majority in aggregate unpaid principal amount of the Bonds outstanding may, subject to certain conditions specified in the Indenture, direct the Trustee to institute any proceeding relating to the Bonds, but the Trustee may decline if it in good faith determines that the action directed would involve the Trustee in personal liability or expense.

     The holders of a majority in aggregate unpaid principal amount of the Bonds outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, subject to certain limitations specified in the Indenture.

     The holders of a majority in aggregate unpaid principal amount of the Bonds outstanding may waive any past default under the Indenture and its consequences, except a default (i) in the payment of the principal of, premium, if any, or interest on, any Bonds or (ii) in respect of a covenant or provision of the Indenture which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding Bond affected.

     TU Electric is required to deliver to the Trustee annually a written statement that all of its obligations under the Indenture during such year have been fulfilled, or in the event of any default in the fulfillment of such obligations, specifying each such default and the nature and status thereof.

RESCISSION OF ACCELERATION

     If, after the Bonds have become due and payable due to declaration of acceleration by the Trustee or the holders of not less than 25% in aggregate unpaid principal amount of the Bonds outstanding and before any sale of the property subject to the lien of the Indenture, (i) there has been paid to or deposited with the Trustee a sum sufficient to pay (a) all overdue installments of interest on all of the Bonds, and, to the extent lawful, interest thereon,
(b) the principal of and premium, if any, on any Bonds which have become due otherwise than by such acceleration and interest thereon, and (c) all sums paid or advanced by the Trustee and the reasonable compensation, expenses, disbursements and advancements of the Trustee, its agents and counsel, the paying agent and the bond registrar, and (ii) all other Indenture Defaults other than the nonpayment of the unpaid principal of the Bonds which have become due solely by such acceleration, have been cured or waived, the holders of a majority in aggregate unpaid principal amount of the Bonds outstanding, by written notice to the Lessor, the Owner Participant, TU Electric and the Trustee, may rescind and annul such declaration and its consequences; but no such rescission will affect any subsequent default or impair any right consequent thereon.

REMEDIES

     If an Indenture Default has occurred and is continuing, the Trustee may, and upon the written request of, and the proffering of satisfactory indemnity by, the holders of a majority in aggregate unpaid principal amount of the Bonds outstanding, shall, subject to the Lessor's rights of cure, exercise the rights and remedies available to it under the Indenture and applicable law, including
(i) the institution of judicial proceedings, either at law or in equity or otherwise, to protect its rights under the Indenture or for foreclosure thereunder; and (ii) the sale in whole or in part of the property subject to the lien of the Indenture. As a condition to exercising any of its rights and remedies under the Indenture in connection with an Indenture Default while an Indenture Default occasioned by a Lease Default has occurred and is continuing, the Trustee is required, to the extent that it may do so under the Indenture, the Lease and applicable law, to exercise one or more of its rights and remedies under the Lease (at least one of which remedies must involve the payment of Termination Value, an amount measured by Termination Value or an amount in excess of Termination Value specified in the Lease). If no Lease Default shall have occurred and be continuing, the Trustee's rights and remedies shall be subject to TU Electric's rights under the Lease.

     All payments received and amounts held or realized by the Trustee after (i) an Indenture Default has occurred and is continuing and (ii) the Trustee has declared (as assignee from the Lessor) the Lease to be in default or the Bonds have become due and payable, will be distributed: first, to reimburse the Trustee for its expenses and to pay the reasonable remuneration of the Trustee; second, to pay the unpaid principal amount of all of the Bonds outstanding, together with premium, if any, plus accrued but unpaid interest (as well as interest on overdue principal and, to the extent permitted by law, on overdue interest) to the date of distribution on the Bonds, or, ratably, if the amount distributed shall be insufficient to pay all such Bonds in full; third, to pay, in full, or ratably if necessary, to the present or former holders of the Bonds, any amounts payable to them as indemnitees in accordance with the provisions of the Indenture; and fourth, to pay any other indebtedness at the time due and owing to the Trustee or the holders of the Bonds which the Indenture secures. The balance, if any, will be paid to the Lessor.

     After the Trustee has knowledge of a default or an Indenture Default and while such default or Indenture Default shall be continuing, all payments which it receives and amounts which it realizes (except for payments which are specifically excluded from the trust estate, which at all times will be paid to the person entitled to receive such payment) which would otherwise be payable to the Lessor will be held by the Trustee, provided that the Trustee must distribute such amounts to the Lessor within 90 days of the Trustee's receipt thereof unless an Indenture Default is declared and the Trustee is diligently pursuing any remedies available under the Indenture.

POSSIBLE REJECTION OF LEASE BY A TRUSTEE IN BANKRUPTCY

     If TU Electric were to enter into bankruptcy or reorganization proceedings, TU Electric or its bankruptcy trustee could reject the Lease. In such event, there could be no assurance that the amount of the claim for damages for rejection of the Lease would be sufficient to repay the Bonds. Under Section 502(b)(6) of the United States Bankruptcy Code, as amended, a claim by a lessor for damages resulting from the rejection of a lease of real property in connection with bankruptcy proceedings affecting the lessee may be limited to an amount equal to the rent reserved under the lease, without acceleration, for the greater of 1 year or 15 percent (but not more than 3 years) of the remaining term of the lease, plus rent already due but unpaid. Although the Lease covers property considered to be personal property, there can be no assurance that a bankruptcy court could not find such property to be real estate, in whole or in part. If the property covered by the Lease were held to constitute personal property, such limitation would not apply. In any case, rejection of the Lease by TU Electric or its bankruptcy trustee would not deprive the Trustee of its lien on and security interest in the Facilities. It should be noted that rejection of the Lease would deprive TU Electric of the use of the Facilities and any revenues which could be derived from the sale of the output thereof.

     In the event of a bankruptcy of the Owner Participant, it is possible that, notwithstanding that the Facilities are owned by the Lessor in trust, the Facilities, the Lease, the Lessor and the Bonds might become subject to the bankruptcy proceedings. In such event, payments under the Lease or on the Bonds might be interrupted and the ability of the Trustee to exercise its remedies under the Indenture might be restricted, although the Trustee would retain its status as a secured creditor in respect of the Lease and the Facilities.

RIGHTS OF LESSOR TO CURE AND PURCHASE BONDS

     An Indenture Default is deemed cured (i) if it results from a nonpayment of basic or supplemental rent under the Lease, if the Lessor has paid all of such defaulted rent to the extent required to enable the Trustee to make all payments of principal and interest then due and unpaid on all outstanding Bonds, within 30 days after receipt by the Lessor of notice of such nonpayment or (ii) if such Indenture Default results from the failure of TU Electric to perform or observe any of its covenants, conditions or agreements under the Operative Documents (other than to pay basic rent), and the Lessor has observed or performed any such covenant, condition or agreement on behalf of TU Electric within 30 days after its receipt of notice of the occurrence of such failure, unless in the case of clause (i) above, TU Electric fails to make all payments of basic rent
(a) on more than four consecutive basic rent payment dates or (b) on more than eight basic rent payment dates during the term of the Lease.

     If an Indenture Default has occurred and (i) the Bonds have been accelerated and such acceleration has not been rescinded, (ii) no Indenture Default arising out of a failure by the Lessor or the Owner Participant to perform or observe any of its covenants, conditions or agreements contained in the Operative Documents has occurred and is continuing, and (iii) the Lessor, within 45 days after receiving notice from the Trustee of such acceleration, has given written notice to the Trustee and the holders of the Bonds of its intention to purchase all such Bonds on a specified purchase date, then, upon payment by the Lessor on or before such purchase date of an amount equal to the aggregate unpaid principal amount of all outstanding Bonds together with accrued but unpaid interest thereon to the date of such payment (such interest to be accrued after notice of intention to purchase is given at the rate provided for prior to the applicable default under the Indenture) plus all other amounts which holders of the Bonds would be entitled to be paid under the Indenture before any payments were to be made to the Lessor, each holder will be deemed to have sold its Bonds to the Lessor; provided, that no such sale shall be deemed to have occurred unless all outstanding Bonds are simultaneously to be so purchased and such transfer or conveyance is not in violation of any applicable law or rule. If a Bond is not tendered, it will be deemed to be purchased, and on the purchase date, interest thereon will cease to accrue to the former holder thereof, and the former holder will have no rights or interest in such Bond except the right to receive payment of the principal of and accrued interest on such Bond to the purchase date. Bonds tendered to the Trustee after the date fixed for purchase will be purchased from moneys deposited for the purchase thereof.

ADDITIONAL BONDS

     Additional Bonds may be issued by the Lessor under and secured by the Indenture, at any time or from time to time, for the purpose of refunding, in whole or in part, any previously issued series of bonds, including the Bonds, or to provide funds to finance a portion of the cost of any nonseverable alterations, modifications, additions and improvements (Alterations) to either Facility (excluding original, substitute or replacement components). The terms, conditions and designations of Additional Bonds must be set forth in a supplemental indenture executed by the Lessor, TU Electric and the Trustee. In addition, rentals and other amounts payable by TU Electric under the Lease will be adjusted to the extent necessary to provide debt service for the Additional Bonds. Additional Bonds cannot be issued to finance the cost of Alterations at any time that senior secured long-term debt securities of TU Electric do not have an investment grade credit rating. All bonds issued and outstanding under the Indenture, including the Bonds, will be equally and ratably secured thereunder, without preference, priority or distinction of any thereof over any other by reason of difference in time of issuance, maturity or otherwise.

SUPPLEMENTAL INDENTURES

     The Lessor, TU Electric and the Trustee may enter into indentures supplemental to the Indenture, without the consent of the holders of any outstanding Bonds, for any one or more of the following purposes: (i) to evidence the succession of another corporation to TU Electric and the assumption by any such successor of the covenants of TU Electric in the Indenture or to evidence the succession of another corporation to the Lessor and the assumption by any such successor of the covenants of the Lessor in the Indenture and in the Bonds; (ii) to add to the covenants of TU Electric or the Lessor, for the benefit of the holders of the Bonds, or to surrender any right or power conferred in the Indenture upon TU Electric or the Lessor; (iii) to convey, transfer and assign to the Trustee, and to subject to the lien of the Indenture, additional properties, and to correct or amplify the description of any property at any time subject to the lien of the Indenture or to assure, convey and confirm to the Trustee any property subject or required to be subject to the lien of the Indenture; (iv) to modify, eliminate or add to the provisions of the Indenture to the extent necessary to qualify or continue qualification of the Indenture and any supplemental indentures under the Trust Indenture Act of 1939;
(v) to cure any ambiguity in, or to correct or supplement any defective or inconsistent provision of the Indenture; (vi) to establish the form or terms of any additional series of the Bonds; (vii) to effect an assumption by TU Electric of the obligations on the Bonds; (viii) to change or amend any provision of the Indenture provided that such change or amendment will not be applicable to any Bonds outstanding prior to the date thereof; (ix) to evidence the succession of a new Trustee under the Indenture or the addition of a co-trustee; or (x) to make any other provisions with respect to matters or questions arising under the Indenture, so long as such action does not adversely affect the interests of the holders of the outstanding Bonds.

     Notwithstanding the foregoing, no supplemental indenture shall become effective except with the consent of the holders of all Bonds then outstanding if as a result thereof the amounts payable to the Lessor under the Lease (other than payments which are specifically excluded from the trust estate) and assigned to the Trustee under the Indenture shall not be sufficient to pay when due the principal of, premium, if any, and interest on, the Bonds.

     The holders of not less than a majority in aggregate unpaid principal amount of the Bonds outstanding must consent to and approve the substance of any supplemental indenture which adds to or changes the rights and obligations of the holders of the Bonds and of TU Electric and the Lessor under the Indenture. However, without the consent of the holder of each outstanding Bond affected thereby, no such supplemental indenture may effect (i) a change in the stated maturity or any interest payment date or Installment Payment Date of any Bond, or a reduction in the principal amount thereof or the interest thereon or any amount payable at maturity, on any Installment Payment Date or upon the redemption thereof, or a change in the circumstances for redemption or in the place of payment where, or the coin or currency in which, any Bond or the interest thereon is payable, or an impairment of the right to institute suit for the enforcement of any such payment of principal of or interest on or after the maturity thereof (or, in the case of redemption, on or after the Redemption
Date) or a change in the dates or the amounts of any installment payments to be made in respect of a Bond of any series, (ii) the creation of any lien prior to or on a parity with the lien of the Indenture or the termination of the lien of the Indenture or the deprivation of the holder of any Bond of the security afforded by the lien of the Indenture, (iii) the termination of the Lease, a reduction of the amounts payable under the Lease assigned to the Trustee or a change in the time for the payment thereof so that such payments are less than the amounts necessary to pay when due the scheduled payments of principal of and interest on the Bonds, (iv) a reduction in the percentage in principal amount of outstanding Bonds required for consent to such supplemental indenture or the consent of whose holders is required for any waiver provided for in the Indenture, or (v) a modification of the above provisions or the provisions of the Indenture dealing with waivers of past defaults, except to increase any such percentage or provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each Bond affected thereby.

LIMITATIONS ON AMENDMENT OF DOCUMENTS

     Without the consent of the holders of any Bonds outstanding, the parties to the Operative Documents may modify, amend or supplement any of such documents (other than the Indenture and its supplements), or may give any consent, waiver or authorization thereunder, or may in good faith determine compliance with any provision thereof provided that substantial compliance therewith would exist regardless of such determination; provided, however, that no such modification, amendment, supplement, consent, waiver, authorization or determination shall:

     (i) without the consent of the holder of each Bond affected thereby, modify, amend or supplement, or waive any provision of, the Lease in such way
(a) as to terminate the Lease, reduce the amounts payable by TU Electric under the Lease assigned to the Trustee or change the time for the payment thereof such that such payments are less than the amounts necessary to pay the principal of, premium, if any, and interest on, the outstanding Bonds when due, (b) as to consent to any assignment of the Lease or give any consent, waiver, authorization or determination which would release TU Electric from its obligation in respect of payment of basic rent, Casualty Value specified in the Lease, or any other amounts payable upon the occurrence of an Event of Loss (as specified in the Lease) or any other amount payable under the Lease and intended to be used to pay the principal of or interest on the Bonds, in any way inconsistent with clause (a) above except as provided in the Lease, or (c) as to change the Lease Defaults (except to add Lease Defaults, to delete the requirement for notice or to reduce any grace period); or

     (ii) without the consent of the holders of a majority in aggregate unpaid principal amount of the Bonds outstanding modify, amend or supplement or waive any provision of (a) certain portions of the Operative Documents pertaining, among other things, to the restrictions on TU Electric's consolidation, merger or transfer of substantially all of its assets, operation and maintenance of the Leased Assets, treatment of the Facilities as personal property, insurance coverage on the Facilities and any sublease, assignment or other transfer of the Lessor's interests in the Leased Assets, or (b) the Facility Agreements or the Ground Leases in a manner which would materially impair the lien and security interest created by the Indenture.

CERTAIN RIGHTS OF THE LESSOR AND THE OWNER PARTICIPANT

     The Lessor has the right at all times, together with the Trustee, to receive from TU Electric all notices, certificates, reports, filings, opinions of counsel and other documents pursuant to any Operative Document and to exercise its consent rights to any amendment to any Operative Document.

     In addition, so long as no Indenture Default shall have occurred and be continuing, the Lessor shall have the right (i) to the exclusion of the Trustee,
(a) to exercise the rights, elections and options of the Lessor to make any decision or determination and to adjust basic rent, Casualty Value and Termination Value, and enter into amendments to the Lease effecting such adjustments, and (b) to exercise all rights of the Lessor with respect to certain solicitations of bids and (ii) but not to the exclusion of the Trustee (which shall also have the right), (a) to grant such consents as may be requested under the Lease, (b) to exercise certain inspection rights under the Lease, (c) to consent to and approve any sublessees under the Lease, (d) to approve any other accountants, engineers or counsel to render certain services pursuant to the Operative Documents, (e) to give notice to TU Electric of any misrepresentation and (f) to amend any Operative Document to which the Lessor is a party; provided that in the event an Indenture Default shall have occurred and be continuing, the Trustee shall have all rights of the Lessor under the Lease to modify, amend or supplement the Lease or give any consent, waiver, authorization or approval thereunder; provided, further, that without the prior written consent of the Lessor and the Owner Participant, and whether or not an Indenture Default shall have occurred and be continuing, no such exercise of rights, elections or options and no such amendment or supplement shall directly or indirectly (1) modify any indemnities in favor of the Lessor or the Owner Participant, (2) extend the term of the Lease or alter the amount or extend the time of payment of basic rent, Casualty Value or Termination Value or alter or amend certain purchase option, maintenance and insurance sections of the Lease,
(3) modify the Lease releasing TU Electric from its obligations in respect of the payment of basic rent, Casualty Value or Termination Value or (4) modify the meaning of any defined term in any Operative Document if the result thereof is contrary to (1), (2) or (3) above.

     The Lessor also has the right to seek specific performance of certain insurance and maintenance covenants of TU Electric under the Lease and each of the Lessor and the Owner Participant (to the exclusion of the Trustee) has the right to enforce the payment of Excepted Payments (as defined in the Indenture) due and payable to it.

RELEASES

     The Trustee shall release from the lien of the Indenture (i) property taken by eminent domain by, or by right of purchase of, any governmental subdivision, body, or agency, which taking does not constitute an Event of Loss, upon receipt of the consideration therefor, or (ii) components in respect of the Leased Assets the removal of which will not materially impair or reduce the operating capacity, cost efficiency, utility or value of the Leased Assets. In addition, components in respect of the Facilities which have become worn out, destroyed, obsolete or damaged beyond repair may be removed by the Lessor without the release of the Trustee. All replacement components shall become subject to the lien of the Indenture.

DISCHARGE OF LIEN

     The Indenture will cease to be in effect with respect to the Bonds of a particular stated maturity, if at any time (i) the principal of and interest on, all Bonds of such stated maturity have been paid, (ii) all Bonds of such stated maturity theretofore authenticated and delivered have been delivered to the Trustee for cancellation or (iii) there has been irrevocably deposited with the Trustee as trust funds the entire amount in cash necessary to pay, or direct obligations of the United States of America maturing in such amounts and at such times as will ensure the availability of cash sufficient to pay, at stated maturity, and including all payment dates or upon redemption, the principal of and interest on, all such Bonds and, in any such case, all other sums payable with respect to the Bonds of such stated maturity have been paid. In such event, the holders of the Bonds of such stated maturity will no longer be entitled to the benefits of the Indenture.

THE TRUSTEE

     The Indenture provides that upon the occurrence of an Indenture Default, the Trustee will exercise such of the rights and powers vested in it by the Indenture, and will use the same degree of care and skill, as a prudent person would exercise under the circumstances in the conduct of his or her own affairs. The Trustee will not be liable for any error of judgment made in good faith, unless the Trustee was negligent in ascertaining the pertinent facts, or for any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of a majority in aggregate principal amount of the Bonds outstanding. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights and powers under the Indenture at the request of any holder of Bonds then outstanding unless such holder has offered to the Trustee reasonable security or indemnity. The Indenture provides that the Trustee may acquire and hold the Bonds and, subject to certain conditions, may otherwise deal with the Lessor and TU Electric with the same rights it would have if it were not the Trustee.

     In the absence of actual knowledge of an officer of the Trustee, the Trustee shall not be deemed to have knowledge of an Indenture Default (except the failure of TU Electric to pay any installment of basic rent when the same shall become due) unless notified in writing by any holder of a Bond, the Owner Participant, the Lessor or TU Electric.

     The First National Bank of Chicago (First Chicago), which is an affiliate of the Trustee, has a commitment to lend up to $70,000,000 to Texas Utilities and TU Electric under a credit agreement. Texas Utilities and TU Electric also maintain various banking and investment management relationships with First Chicago and the Trustee.

                           DESCRIPTION OF THE LEASE

     The statements under this caption are summaries and do not purport to be complete. The summaries are qualified in their entirety by reference to the Lease, a copy of which has been included as an exhibit to the Registration Statement.

TERMS AND RENTALS

     The Lessor acquired the Leased Assets on December 6, 1989 and leased them to TU Electric for a term expiring on June 30, 2018, unless earlier terminated or extended as described below. Basic rent, the payment of which commenced January 1, 1991, is required to be paid by TU Electric under the Lease in immediately available funds on each January 1 and July 1. If the scheduled due date is not a Business Day, such rent is required to be paid in immediately available funds on the next succeeding Business Day. The basic rent payable on each scheduled payment date is required to be in an amount that is at least equal to the aggregate amount of principal and accrued interest due and payable on the outstanding Bonds on such date. During such time as the Indenture is in effect, each payment of basic rent and all other payments (except those that are not subject to the lien of the Indenture) to be made by TU Electric under the Lease must be made to the Trustee and applied, first, to the payment of interest (as well as interest on overdue principal and interest to the extent permitted by law) then due and unpaid on the outstanding Bonds, and, second, to the payment of principal then due and unpaid on the Bonds. The balance of any such payments will be paid by the Trustee to the Lessor or as the Lessor may direct. (See FLOW OF FUNDS FOR DEBT SERVICE PAYMENTS ON THE BONDS). For a description of the application of payments upon the occurrence of an Indenture Default, see DESCRIPTION OF THE INDENTURE - "Remedies."

NET LEASE/MAINTENANCE

     The Lease is a net lease. Payments of basic rent and certain other amounts under the Lease by TU Electric must be made without notice, demand, counterclaim, setoff, deduction or defense and without abatement, suspension, deferment, diminution or reduction, except that TU Electric may offset certain amounts so long as no such offset would reduce basic rent to an amount insufficient to pay in full, when due, the scheduled payments of principal, premium, if any, and interest on the outstanding Bonds. TU Electric is required to use its best efforts, without cost or expense to the Lessor, to (i) maintain the Facilities in accordance with prudent utility practice, (ii) operate, service, maintain and repair all necessary or useful components of the Facilities in accordance with prudent utility practice and the terms of any insurance policy in effect with respect thereto so as not to violate the conditions of any material contractor's or manufacturer's warranties, (iii) comply with laws, regulations and governmental orders affecting the Facilities, and (iv) keep and maintain proper books and records relating to the operation, maintenance, repairs and replacement of the Facilities.

ALTERATIONS AND IMPROVEMENTS

     TU Electric is required to make any alterations to the Facilities specified in the Lease required by applicable laws, regulations and governmental orders or by applicable insurance. The costs of all severable alterations will be paid by TU Electric. The costs of nonseverable alterations may be financed through additional non-recourse borrowings by the Lessor. The Owner Participant, however, may elect to make an additional equity investment with respect to the cost of any nonseverable alteration in such amount as, in its sole discretion, it shall determine. In the event of the issuance of such additional non-recourse debt or such investment by the Owner Participant, the basic rent under the Lease will be adjusted to cover the additional debt service. TU Electric will retain title to all severable alterations. At the end of the term of the Lease, the Lessor will have the option to purchase or lease any such severable alteration from TU Electric provided that TU Electric has not exercised its option to purchase the Facility to which it relates. Title to all nonseverable alterations shall vest in the Lessor.

SUBLEASE AND ASSIGNMENT

     TU Electric is not permitted to assign, transfer or encumber its rights under the Lease without the prior written consent of the Lessor, the Owner Participant and the Trustee. However, TU Electric has the right, provided there is no Lease Default, to sublease or assign the Leased Assets, in whole or in part, without such consents if: (i) the assignment or sublease does not extend beyond the basic term of the Lease; (ii) a copy of the sublease or assignment is delivered to the Lessor, the Owner Participant and the Trustee within 30 days of its execution; (iii) the sublease or assignment does not impair or diminish the obligations or liabilities of TU Electric under the Lease or the other Operative Documents, or result, in the reasonable opinion of the Owner Participant, in adverse tax consequences to the Owner Participant; (iv) the sublease or assignment is expressly subject and subordinate to the provisions of the Lease and the other Operative Documents; (v) the sublessee or assignee has all necessary legal and regulatory authority to discharge TU Electric's obligations and liabilities with respect to the Facilities under the Lease and the other Operative Documents;
(vi) any assignee, other than an affiliate of TU Electric, shall have established its creditworthiness to the reasonable satisfaction of the Owner Participant; (vii) such sublease or assignment shall not render the Owner Participant's investment in the Facilities illegal or subject it to burdensome regulation; and (viii) for any sublease or assignment within two years of the end of the term of the Lease, TU Electric shall be the operator of the Facilities unless otherwise consented to by the Owner Participant.

INSURANCE

     TU Electric is required, at its own cost and expense, to carry and maintain or cause to be carried and maintained with insurers of recognized responsibility (provided that such insurance is commercially available at a reasonable cost), insurance covering physical loss or damage to the Facilities against such risks and perils and in such form and in such amounts as is consistent with prudent utility practice for similar companies operating like properties. The Lessor, the Owner Participant and the Trustee are to be included as insureds. Any insurance proceeds during a Lease Default and, at other times, proceeds in excess of $3,000,000 are to be paid to the Trustee to be used to pay for repairs and restoration.

     TU Electric also is required, at its own cost and expense, to carry and maintain with insurers of recognized responsibility public liability insurance covering personal injury and bodily injury and property damage liability covering claims arising out of the ownership, operation, maintenance, condition or use of the Facilities (provided such insurance is commercially available at a reasonable cost) in an amount not less than $25,000,000 per occurrence and annual aggregate occurrences, subject to a deductible of up to $5,000,000 or such other amount as may be approved from time to time by the Lessor. The Lessor, the Owner Participant and the Trustee are to be included as insureds.

RENEWAL OPTIONS

     If no Lease Default has occurred and is continuing, TU Electric has several options, upon prior written notice to the Lessor, the Owner Participant and the Trustee, to renew the Lease with respect to either Facility or both Facilities upon its expiration on June 30, 2018, and upon the expiration of any renewal term.

PURCHASE OPTIONS AND TERMINATION OPTIONS

     TU Electric has the option to purchase either Facility or both Facilities from the Lessor (except in the case of clause (iii) below, TU Electric only has the option to purchase both Facilities) (i) at the expiration of the basic term of the Lease for a purchase price equal to the lesser of (a) the fair market sale value on such date of the Facility or Facilities to be purchased as determined by the Owner Participant and the Lessee or as set forth in an appraisal relating to such Facility or Facilities and (b) the sum of the estimated fair market value of the Facility or Facilities to be purchased as of such date and the estimated fair market value as of such date of any nonseverable alterations to such Facility or Facilities which are to be purchased or completed after the date of the appraisal and financed by additional investments by the Owner Participant, (ii) at the expiration of a renewal term for a purchase price equal to the fair market sale value of the Facility or Facilities which were leased for such term, and (iii)(a) in the event of certain consolidations, mergers or asset sales of TU Electric or (b) upon an increase in TU Electric's tax indemnity obligations with respect to certain Texas state income taxes in any year in an amount that exceeds $42,000 and exceeds 5% of basic rent payable under the Lease for such year; in each case for a purchase price equal to the greater of (1) the sum of the Termination Value on such date, the premium, if any, then payable upon the redemption of the outstanding bonds issued under the Indenture, and the basic rent due on such date, and (2) the sum of the fair market sale value of the Facilities on such date, the premium, if any, then payable upon the redemption of the outstanding bonds issued under the Indenture, and the basic rent due on such date; provided, that in the case of clause (iii), if TU Electric should elect to assume the Bonds and all of the obligations of the Lessor under the Indenture and the Bonds, TU Electric may credit against such purchase price the principal of and accrued and unpaid interest to the date of purchase on the outstanding Bonds. The foregoing notwithstanding, the Bonds are not subject to optional redemption and, if TU Electric exercises its option to purchase the Facilities in the case of clause (3) above, it must, subject to the satisfaction of certain conditions, assume the Bonds and all of the obligations of Lessor under the Indenture and the Bonds.

     TU Electric has the option to terminate the Lease on or after July 1, 1997, if TU Electric's Board of Directors determines that the Facilities are obsolete, surplus or uneconomic for TU Electric's purposes and will no longer be used by TU Electric. Following notice of such termination given to the Lessor and the Trustee, TU Electric shall act as agent for the Lessor in arranging for the sale of the Facilities to a non-affiliate of TU Electric. If no acceptable purchaser can be found or if TU Electric intends to purchase the Facilities itself, the Lease will terminate and TU Electric shall pay to the Lessor the greater of (a) the fair market sale value of the Facilities and (b) the Termination Value in effect on the termination date, provided, that TU Electric shall not directly or indirectly use or operate the Facilities for its own account for a period of five years from such termination date, except upon the prior payment of $25,000,000 to the Owner Participant. If TU Electric does not elect to purchase the Facilities itself, the Lessor may elect to retain the Facilities. As a condition to the Lessor's right to retain the Facilities, the Lessor shall pay to the Trustee an amount equal to the principal of, premium, if any, and unpaid interest on the Bonds outstanding or deposit with the Trustee sufficient funds and securities to discharge the lien of the Indenture (see DESCRIPTION OF THE INDENTURE - "Discharge of Lien"). If the Lessor elects to retain the Facilities,
(i) TU Electric shall pay to the Lessor on the termination date any rent due on such date and any premium payable on any outstanding Bond but shall not be required to pay the Casualty Value, and (ii) the Lease shall terminate.

EVENTS OF LOSS

     If an Event of Loss shall occur with respect to a Facility, TU Electric shall pay to the Trustee the Casualty Value for such Facility. From the date of the Event of Loss to and including the date of payment of such Casualty Value, all rent shall continue to be paid when due. TU Electric is also required to pay, simultaneously with the payment of such Casualty Value, all other sums due and owing from TU Electric to the Lessor under the Operative Documents. Upon such payment, the Lease shall terminate with respect to the Facility suffering such Event of Loss, the obligations of TU Electric under the Lease with respect to the Facility suffering such Event of Loss, subject to certain exceptions set forth in the Lease, shall terminate and the Lessor shall transfer the Facility with respect to which the Event of Loss has occurred to TU Electric or as TU Electric shall direct, free and clear of the lien created by the Indenture.

     Notwithstanding the foregoing, in the case of an Event of Loss resulting from a determination by any governmental authority that the Lessor, the Trustee or the Owner Participant, solely by reason of its participation in the sale and lease transactions, is deemed to be, or is subject to regulation as, a Texas Public Utility (as defined in the Lease), an "electric utility" or a "public utility" or a "public utility holding company" or an affiliate of any of the foregoing and such person shall have sent written notice to TU Electric and the parties to the Participation Agreement that such person deems such regulation to be materially burdensome, if TU Electric has duly executed and delivered an assumption agreement in accordance with the Indenture, the obligation of TU Electric to pay the Casualty Value shall be reduced by the principal amount of the outstanding Bonds so assumed and not otherwise due on the date of such payment.

LEASE DEFAULT; LESSOR'S REMEDIES

     Lease Defaults include: (i) failure by TU Electric to pay basic rent or Casualty Value within ten days after it becomes due, or supplemental rent or other amounts payable under the Lease within 15 days after notice; (ii) failure by TU Electric to maintain insurance as required by the Lease; (iii) failure by TU Electric to perform or observe any other covenant or agreement to be performed or observed by it under the Lease or any Operative Document and such failure shall continue for a period of 30 days after notice; provided, however, that the continuance of such failure for 30 days after such notice shall not constitute a default if (a) it is curable but cannot be cured within 30 days,
(b) TU Electric is diligently pursuing such cure and (c) such default does not materially impair the rights of the Owner Participant or the Lessor in the Leased Assets or under the Operative Documents or the security interest of the Trustee under the Indenture; (iv) any representation or warranty made by TU Electric in any Operative Document (other than the Tax Indemnity Agreement) proves to be incorrect in any material respect when made and remains material and uncured for a period of 30 days after notice; provided, however, that the continuation of such misrepresentation shall not constitute a default if the conditions of the proviso to clause (iii) above are met; and (v) certain insolvency and bankruptcy events with respect to TU Electric.

     If a Lease Default has occurred and is continuing and the Lessor has declared the Lease to be in default, the Lessor may exercise one or more of the remedies provided in the Lease, which include the right to terminate the Lease, to take possession of the Leased Assets, and to hold, lease or sell the Leased Assets free and clear of the rights of TU Electric. The Lessor may require TU Electric to pay as liquidated damages any unpaid rent due under the Lease through the payment date specified in such notice, plus one of the following amounts as selected by the Lessor (together with interest on such amount from the date specified in the notice to the date of actual payment):

     (1) an amount equal to the excess, if any, of (i) the Termination Value over (ii) the fair market rental value of the Facilities during the remaining term of the Lease after discounting such rental value semiannually to present value;

     (2) an amount equal to the excess, if any, of the Termination Value over the fair market sale value of the Facilities as of such payment date;

     (3) an amount equal to the highest of (i) such Termination Value, (ii) such discounted fair market rental value and (iii) such fair market sale value and, in this event, upon full payment by TU Electric of all sums due under the Lease, the Lessor shall exercise its best efforts to promptly sell the Facilities and pay over to TU Electric the net proceeds of such sale up to the amount set forth in clause (i), (ii) or (iii) above paid by TU Electric; or

     (4) an amount equal to the excess of (i) the present value of all installments of basic rent from the date of such notice to the end of the basic term of the Lease, over (ii) the present value as of such payment date of the fair market rental value of the Facilities for the remainder of such basic term of the Lease.

If the Lessor shall have sold the Facilities, the Lessor, in lieu of exercising its right to require the payment as liquidated damages of the amounts specified above, may require TU Electric to pay as liquidated damages, on the date of such sale, any unpaid rent due and attributable to the use of the Facilities by TU Electric through such payment date, plus the amount of any deficiency between the Termination Value and the net proceeds of such sale, together with interest from the date of such sale until the date of actual payment. For so long as any Bonds shall be outstanding, the rights of the Lessor described in this section have been assigned to the Trustee.

                 CERTAIN TERMS OF THE PARTICIPATION AGREEMENT

     The statements under this caption summarize certain provisions of the Participation Agreement and do not purport to be complete. The summaries are qualified in their entirety by reference to the Participation Agreement, a copy of which has been included as an exhibit to the Registration Statement.

MERGER; CONSOLIDATION; MAINTENANCE OF CORPORATE EXISTENCE

     Pursuant to the Participation Agreement, TU Electric has agreed that it will at all times maintain its existence as a corporation under Texas law and use its best efforts to maintain its status as an electric public utility and will not consolidate with or merge with or into any other corporation or convey, transfer or lease all or substantially all of its assets to any person unless:
(i) such successor corporation (if other than TU Electric) assumes the due and punctual performance of each covenant and condition of the Operative Documents to be performed or complied with by TU Electric; (ii) such successor is a corporation organized under the laws of a state of the United States of America or under Federal laws; (iii) such consolidation, merger or transfer will not violate any provision of, or create a relationship which would be a material violation of any law, regulation or governmental order; (iv) if such successor corporation is other than TU Electric, TU Electric shall have delivered (a) an opinion of counsel confirming the validity and enforceability of the agreement referred to in (i) above, and as to compliance with clauses (ii) and (iii) above, and (b) an officer's certificate stating that such consolidation, merger, conveyance, transfer or lease and the agreement referred to in clause (i) above complies with the Participation Agreement and all conditions precedent contained therein; and (v) Owner Participant shall not have determined in good faith that upon such consolidation, merger, transfer or lease such person would not have any outstanding senior secured long-term debt securities rated investment grade and (unless the Owner Participant consents thereto) there shall not have been a public announcement that such rating is under review for a possible reduction.

     Upon the consummation of any such transaction, the successor corporation shall succeed to, and be substituted for, and may exercise every right and power of, TU Electric under the Operative Documents with the same effect as if such successor had been named therein. No such conveyance, transfer or lease of all or substantially all of the assets of TU Electric shall have the effect of releasing TU Electric or any successor corporation from its liability under the Operative Documents without the prior written consent of the Lessor, the Owner Participant and the Trustee.

TRANSFER OF OWNER PARTICIPANT'S INTEREST

     The Owner Participant may at any time assign, convey or otherwise transfer all or a part of its right, title and interest in and to the trust estate (whether or not the same shall then have been pledged or mortgaged under the Indenture, but subject to the lien of the Indenture) and in and to the Operative Documents, but, only if: (i) the transferee is a permitted transferee of the Owner Participant's interest under the Trust Agreement and TU Electric and the Trustee shall have received advance notice of the transfer; (ii) the transferee has entered into an agreement whereby the transferee confirms that it has the requisite power and authority to enter into and to carry out the transactions contemplated by each Operative Document to which the Owner Participant is or will be a party, and that it will be deemed a party to each of such Operative Documents and will agree to be bound by all of the terms of, and to undertake all the obligations of the transferor contained in, each Operative Document with respect to the interest being conveyed; (iii) the transfer will not violate any provision of, or create a relationship which in any material respect would be in violation of, any law, regulation or governmental order and shall not involve, either directly or indirectly, the assets of any pension plan; (iv) an opinion of counsel has been delivered as to the due authorization, execution, delivery, validity and enforceability of the agreement referred to in (ii) above and as to compliance with (iii) above; (v) the transferee will be (a) an affiliate of the Owner Participant, (b) a person with a net worth at the time of such conveyance of not less than $50,000,000 and, unless TU Electric shall have consented thereto, which is not an electric utility company or an affiliate thereof or (c) such other person or persons as to which TU Electric shall have consented; and (vi) after giving effect to such transfer, there will not be more than three Owner Participants. Upon any such transfer by the Owner Participant, the transferee shall be deemed an "Owner Participant" for all purposes of the Operative Documents.

                             PLAN OF DISTRIBUTION

     TU Electric will cause the Lessor to sell the Offered Bonds to each of the Underwriters named on the front cover of this Prospectus, in the principal amounts to be set forth in the Prospectus Supplement relating to such Offered Bonds.

     The Prospectus Supplement with respect to the Offered Bonds will set forth the terms of the offering of such Offered Bonds and the proceeds to Lessor from such sale, any underwriting discounts and other items constituting Underwriters' compensation, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     The Offered Bonds will be acquired by the Underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. TU Electric will agree to indemnify the several Underwriters against certain liabilities, including liabilities under the 1933 Act. Any underwriting agreement will provide that the obligations of the Underwriters are subject to certain conditions precedent and that the Underwriters will be obligated to purchase all the Offered Bonds if any are purchased.

                             EXPERTS AND LEGALITY

     The financial statements and financial statement schedule included in the 1994 10-K have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report included in the 1994 10-K, which is incorporated herein by reference.

     With respect to the unaudited interim financial information included in TU Electric's Quarterly Reports on Form 10-Q incorporated herein by reference, Deloitte & Touche LLP have applied limited procedures in accordance with professional standards for reviews of such information. However, as stated in any of their reports that are included in TU Electric's Quarterly Reports on Form 10-Q, incorporated herein by reference, they did not audit and they do not express an opinion on that interim financial information. Deloitte & Touche LLP is not subject to the liability provisions of Section 11 of the 1933 Act for any of its reports on such unaudited interim financial information because those reports are not "reports" or a "part" of the Registration Statement filed under the 1933 Act with respect to the Bonds prepared or certified by an accountant within the meaning of Sections 7 and 11 of the 1933 Act.

     The statements made as to matters of law and legal conclusions in any accompanying Prospectus Supplement under the heading "Rate Proceedings" and in the 1994 10-K under Part I, Item 1 - Business-Regulation and Rates and Environmental Matters, incorporated herein by reference, have been reviewed by Worsham, Forsythe & Wooldridge, L.L.P., Dallas, Texas, General Counsel for TU Electric. All of such statements are set forth or incorporated by reference herein in reliance upon the opinion of that firm given upon their authority as experts. At June 30, 1995, members of the firm of Worsham, Forsythe & Wooldridge, L.L.P. owned approximately 47,000 shares of the common stock of Texas Utilities.

     The legality of the Offered Bonds will be passed upon for TU Electric by Worsham, Forsythe & Wooldridge, L.L.P., and by Reid & Priest LLP, New York, New York, of counsel to TU Electric, and for the Underwriters by Winthrop, Stimson, Putnam & Roberts, New York, New York. However, all matters pertaining to incorporation, titles to properties, franchises, licenses and permits, the lien of the Indenture on property located in Texas and all other matters of Texas law will be passed upon only by Worsham, Forsythe & Wooldridge, L.L.P.

                                   PART II.

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

      Filing fee -- Securities and Exchange Commission..........................  $ 28,136
     *Fees of TU Electric's counsel:
          Worsham, Forsythe & Wooldridge, L.L.P.................................   100,000
          Reid & Priest LLP.....................................................   100,000
     *Fees of the Lessor and the Trustee, including counsel.....................   100,000
     *Auditors' fees............................................................    25,000
     *Rating agencies' fees.....................................................    50,000
     *Printing including Registration Statement, prospectuses, exhibits, etc....    30,000
     *Miscellaneous expenses....................................................    41,864
                                                                                 ---------
         *Total expenses........................................................  $475,000
                                                                                 =========

--------------
    *Estimated


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Article IX of the Restated Articles of Incorporation of the Company provides as follows:

          "The Corporation shall reimburse or indemnify any former, present or future director, officer or employee of the Corporation, or any person who may have served at its request as a director, officer or employee of another corporation, or any former, present or future director, officer or employee of the Corporation who shall have served or shall be serving as an administrator, agent or fiduciary for the Corporation or for another corporation at the request of the Corporation (and his heirs, executors and administrators) from and against all expenses and liabilities incurred by him or them, or imposed on him or them, including, but not limited to, judgments, settlements, court costs and attorneys' fees, in connection with, or arising out of, the defense of any action, suit or proceeding in which he may be involved by reason of his being or having been such director, officer or employee, except with respect to matters as to which he shall be adjudged in such action, suit or proceeding to be liable because he did not act in good faith, or because of dishonesty or conflict of interest in the performance of his duty.

          "No former, present or future director, officer or employee of the Corporation (or his heirs, executors and administrators) shall be liable for any act, omission, step or conduct taken or had in good faith, which is required, authorized or approved by any order or orders issued pursuant to the Public Utility Holding Company Act of 1935, the Federal Power Act, or any other federal or state statute regulating the Corporation or its subsidiaries, or any amendments to any thereof. In any action, suit or proceeding based on any act, omission, step or conduct, as in this paragraph described, the provisions hereof shall be brought to the attention of the court. In the event that the foregoing provisions of this paragraph are found by the court not to constitute a valid defense, each such director, officer or employee (and his heirs, executors and administrators) shall be reimbursed for, or indemnified against, all expenses and liabilities incurred by him or them, or imposed on him or them, including, but not limited to, judgments, settlements, court costs and attorneys' fees, in connection with, or arising out of, any such action, suit or proceeding based on any act, omission, step or conduct taken or had in good faith as in this paragraph described.

          "The foregoing rights shall not be exclusive of other rights to which any such director, officer or employee (or his heirs, executors and administrators) may otherwise be entitled under any bylaw, agreement, vote of shareholders or otherwise, and shall be available whether or not the director, officer or employee continues to be a director, officer or employee at the time of incurring such expenses and liabilities. In furtherance, and not in limitation of the foregoing provisions of this
    Article IX, the Corporation may indemnify and insure any such persons to the fullest extent permitted by the Texas Business Corporation Act, as amended from time to time, or the laws of the State of Texas, as in effect from time to time."

     Article 2.02-1 of the Texas Business Corporation Act permits the Company, in certain circumstances, to indemnify any present or former director, officer, employee or agent of the Company against judgments, penalties, fines, settlements and reasonable expenses incurred in connection with a proceeding in which any such person was, is or is threatened to be, made a party by reason of holding such office or position, but only to a limited extent for obligations resulting from a proceeding in which the person is found liable on the basis that a personal benefit was improperly received or in circumstances in which the person is found liable in a derivative suit brought on behalf of the Company.

    Article X of the Restated Articles of Incorporation of the Company provides as follows:

          "A director of the Corporation shall not be liable to the Corporation or its shareholders for monetary damages for any act or omission in the director's capacity as a director, except that this provision does not eliminate or limit the liability of a director for:

               (a) a breach of a director's duty of loyalty to the Corporation or its shareholders;

               (b) an act or omission not in good faith that constitutes a breach of duty of a director to the Corporation or an act or omission that involved intentional misconduct or a knowing violation of the law;

               (c) a transaction from which a director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office; or

               (d) an act or omission for which the liability of a director is expressly provided for by statute.

     If the laws of the State of Texas are amended to authorize action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by such laws as so amended. Any repeal or modification of this Article X shall not adversely affect any right of protection of a director of the Corporation existing at the time of such repeal or modification."

     Section 18 of the Company's Bylaws provides as follows:

          "Section 18. Insurance, Indemnification and Other Arrangements. Without further specific approval of the shareholders of the Corporation, the Corporation may purchase, enter into, maintain or provide insurance, indemnification or other arrangements for the benefit of any person who is or was a director, officer, employee or agent of the Corporation or is or was serving another entity at the request of the Corporation as a director, officer, employee, agent or otherwise, to the fullest extent permitted by the laws of the State of Texas, including without limitation Art. 2.02-1 of the Texas Business Corporation Act or any successor provision, against any liability asserted against or incurred by any such person in any such capacity or arising out of such person's service in such capacity whether or not the Corporation would otherwise have the power to indemnify against any such liability under the Texas Business Corporation Act. If the laws of the State of Texas are amended to authorize the purchase, entering into, maintaining or providing of insurance, indemnification or other arrangements in the nature of those permitted hereby to a greater extent than presently permitted, then the Corporation shall have the power and authority to purchase, enter into, maintain and provide any additional arrangements in such regard as shall be permitted from time to time by the laws of the State of Texas without further approval of the shareholders of the Corporation. No repeal or modification of such laws or this Section 18 shall adversely affect any such arrangement or right to indemnification existing at the time of such repeal or modification."

     The Company has entered into agreements with its officers and directors which provide, among other things, for their indemnification by the Company to the fullest extent permitted by Texas law, unless a final adjudication establishes that the indemnitee's acts were committed in bad faith, were the result of active and deliberate dishonesty or that the indemnitee personally gained a financial profit to which the indemnitee was not legally entitled. These agreements further provide, under certain circumstances, for the advancement of expenses and the implementation of other arrangements for the benefit of the indemnitee.

     The Company has insurance covering its expenditures which might arise in connection with its lawful indemnification of its directors and officers for their liabilities and expenses. Directors and officers of the Company also have insurance which insures them against certain other liabilities and expenses.

ITEM 16. EXHIBITS.

                     PREVIOUSLY FILED*
                  ---------------------------
                   WITH
                   FILE       AS
EXHIBIT           NUMBER    EXHIBIT
-------           ------    -------

1                                       -   Form of Underwriting Agreement.
4(a)(i)                                 -   Trust Indenture, Security Agreement and Mortgage, dated as of December 1,
                                            1989, among the Owner Trustee, TU Electric and the Indenture Trustee,
                                            including form of Secured Facility Bond, Initial Series.
4(a)(ii)                                -   Form of Supplement No. 1 to Trust Indenture, Security Agreement and  Mortgage.
4(b)(i)                                 -   Lease Agreement, dated as of December 1, 1989, between Lessor and TU Electric.
                                        -   Lease Supplement No. 1, dated December 31, 1990.
4(b)(iii)                               -   Form of Lease Agreement Supplement No. 2.
4(c)(i)                                 -   Amended and Restated Participation Agreement, dated as of November 28, 1989, among the Owner Trustee, The First National Bank of Chicago, as Original Indenture
                                            Trustee, the Indenture Trustee, the Owner Participant, Mesquite Power Corporation
                                            and TU Electric.
4(c)(ii)                                -   Form of Participation Agreement Supplement No. 1.
5(a)                                    -   Opinion of Reid & Priest LLP.
5(b)                                    -   Opinion of Worsham, Forsythe & Wooldridge, L.L.P.
5(c)                                    -   Opinion of Shipman & Goodwin.
12                                      -   Computation of Ratio of Earnings to Fixed Charges.
15                                      -   Letter of Deloitte & Touche LLP regarding interim unaudited financial information.
23(a)                                   -   Independent Auditors' Consent.
23(b)                                   -   Consents of Worsham, Forsythe & Wooldridge, L.L.P., Reid & Priest LLP and Shipman &
                                            Goodwin are contained in Exhibits 5(a), 5(b) and 5(c), respectively.
24                                      -   Power of Attorney (see Page II-5).
25                                      -   Statement of Eligibility and Qualification of American National Bank and Trust
                                            Company of Chicago, as Indenture Trustee, on Form T-1.
99(a)                                   -   Permian Basin Deed and Bill of Sale, dated as of December 6, 1989, between the Lessor and Mesquite Power.
99(b)                                   -   Assignment, Amendment and Restatement of Permian Basin Ground Lease dated as of
                                            December 1, 1989, among Lessor, Mesquite Power and TU Electric.
99(c)                                   -   Permian Basin Facility Agreement, dated as of December 1, 1989, between
                                            TU Electric and the Lessor.
99(d)                                   -   DeCordova Deed and Bill of Sale, dated as of December 6, 1989, between the
                                            Lessor and Mesquite Power.
99(e)                                   -   Assignment, Amendment and Restatement of DeCordova Ground Lease, dated as of
                                            December 1, 1989, among Lessor, Mesquite Power and TU Electric.
99(f)                                   -   DeCordova Facility Agreement, dated as of December 1, 1989, between TU Electric and the Lessor.
99(g)           33-31893   28(g)        -   Trust Agreement, dated as of December 1, 1988, as amended by Trust Agreement
                                            Supplement No.1 dated as of November 28, 1989, between Owner Participant and the Lessor.

_________
*Incorporated herein by reference.

ITEM 17. UNDERTAKINGS.

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that the registrant need not file a post-effective amendment to include the information required to be included by subsection
     (i) or (ii) if such information is contained in periodic reports filed by the registrant pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's Annual Report pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                               POWER OF ATTORNEY

          EACH DIRECTOR AND/OR OFFICER OF THE REGISTRANT WHOSE SIGNATURE APPEARS BELOW HEREBY APPOINTS THE AGENTS FOR SERVICE NAMED IN THIS REGISTRATION STATEMENT, AND EACH OF THEM SEVERALLY, AS HIS ATTORNEY-IN-FACT TO SIGN IN HIS NAME AND BEHALF, IN ANY AND ALL CAPACITIES STATED BELOW, AND TO FILE WITH THE SECURITIES AND EXCHANGE COMMISSION, ANY AND ALL AMENDMENTS, INCLUDING POST-EFFECTIVE AMENDMENTS, TO THIS REGISTRATION STATEMENT, AND THE REGISTRANT HEREBY ALSO APPOINTS EACH SUCH AGENT FOR SERVICE AS ITS ATTORNEY-IN-FACT WITH LIKE AUTHORITY TO SIGN AND FILE ANY SUCH AMENDMENTS IN ITS NAME AND BEHALF.

                                  SIGNATURES

          PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF DALLAS, AND STATE OF TEXAS, ON THE 17TH DAY OF AUGUST, 1995.


                                            TEXAS UTILITIES ELECTRIC COMPANY

                                            BY          /S/ ERLE NYE
                                              -------------------------------
                                             (ERLE NYE, CHAIRMAN OF THE BOARD
                                                   AND CHIEF EXECUTIVE)



          PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED.

                      SIGNATURE                                 TITLE                         DATE
                      ---------                                 -----                         ----

     /s/                 ERLE NYE                     PRINCIPAL EXECUTIVE
-----------------------------------------------------    OFFICER AND DIRECTOR
(ERLE NYE, CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE)

     /s/              H. DAN FARELL                   PRINCIPAL FINANCIAL
-----------------------------------------------------    OFFICER
        (H. DAN FARELL, SENIOR VICE PRESIDENT)

     /s/             MARC D. MOSELEY                  PRINCIPAL ACCOUNTING
-----------------------------------------------------    OFFICER
             (MARC D. MOSELEY, CONTROLLER)

     /s/             J.S. FARRINGTON                  DIRECTOR
-----------------------------------------------------
                    (J.S. FARRINGTON)                                                      AUGUST 17 , 1995


     /s/                T.L. BAKER                    DIRECTOR
-----------------------------------------------------
                       (T.L. BAKER)

     /s/             H. JARRELL GIBBS                 DIRECTOR
-----------------------------------------------------
                    (H. JARRELL GIBBS)

     /s/              JOHN U. MARTIN                  DIRECTOR
-----------------------------------------------------
                     (JOHN U. MARTIN)

     /s/             MICHAEL D. SPENCE                DIRECTOR
-----------------------------------------------------
                    (MICHAEL D. SPENCE)

     /s/                W.M. TAYLOR                   DIRECTOR
-----------------------------------------------------
                       (W.M. TAYLOR)

     /s/                E.L. WATSON                   DIRECTOR
-----------------------------------------------------
                       (E.L. WATSON)

EXHIBIT INDEX
-------------

                     PREVIOUSLY FILED*
                  -----------------------
                   WITH                                                                                              SEQUENTIALLY
                   FILE       AS                                                                                       NUMBERED
EXHIBIT           NUMBER    EXHIBIT                                                                                      PAGE
-------           ------    -------                                                                                  ------------

1                                       -   Form of Underwriting Agreement.
4(a)(i)                                 -   Trust Indenture, Security Agreement and Mortgage, dated as of December 1,
                                            1989, among the Owner Trustee, TU Electric and the Indenture Trustee,
                                            including form of Secured Facility Bond, Initial Series.
4(a)(ii)                                -   Form of Supplement No. 1 to Trust Indenture, Security Agreement and  Mortgage.
4(b)(i)                                 -   Lease Agreement, dated as of December 1, 1989, between Lessor and TU Electric.
4(b)(ii)                                -   Lease Supplement No. 1, dated December 31, 1990.
4(b)(iii)                               -   Form of Lease Agreement Supplement No. 2.
4(c)(i)                                 -   Amended and Restated Participation Agreement, dated as of November 28, 1989, among the Owner Trustee, The First National Bank of Chicago, as Original Indenture
                                            Trustee, the Indenture Trustee, the Owner Participant, Mesquite Power Corporation
                                            and TU Electric.
4(c)(ii)                                -   Form of Participation Agreement Supplement No. 1.
5(a)                                    -   Opinion of Reid & Priest LLP.
5(b)                                    -   Opinion of Worsham, Forsythe & Wooldridge, L.L.P.
5(c)                                    -   Opinion of Shipman & Goodwin.
12                                      -   Computation of Ratio of Earnings to Fixed Charges.
15                                      -   Letter of Deloitte & Touche LLP regarding interim unaudited financial information.
23(a)                                   -   Independent Auditors' Consent.
23(b)                                   -   Consents of Worsham, Forsythe & Wooldridge, L.L.P., Reid & Priest LLP and Shipman &
                                            Goodwin are contained in Exhibits 5(a), 5(b) and 5(c), respectively.
24                                      -   Power of Attorney (see Page II-5).
25                                      -   Statement of Eligibility and Qualification of American National Bank and Trust
                                            Company of Chicago, as Indenture Trustee, on Form T-1.
99(a)                                   -   Permian Basin Deed and Bill of Sale, dated as of December 6, 1989, between the Lessor and Mesquite Power.
99(b)                                   -   Assignment, Amendment and Restatement of Permian Basin Ground Lease dated as of
                                            December 1, 1989, among Lessor, Mesquite Power and TU Electric.
99(c)                                   -   Permian Basin Facility Agreement, dated as of December 1, 1989, between
                                            TU Electric and the Lessor.
99(d)                                   -   DeCordova Deed and Bill of Sale, dated as of December 6, 1989, between the
                                            Lessor and Mesquite Power.
99(e)                                   -   Assignment, Amendment and Restatement of DeCordova Ground Lease, dated as of
                                            December 1, 1989, among Lessor, Mesquite Power and TU Electric.
99(f)                                   -   DeCordova Facility Agreement, dated as of December 1, 1989, between TU Electric and the Lessor.
99(g)           33-31893   28(g)        -   Trust Agreement, dated as of December 1, 1988, as amended by Trust Agreement
                                            Supplement No.1 dated as of November 28, 1989, between Owner Participant and the Lessor.

_________
*Incorporated herein by reference.